                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            United Bankshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                  [LOGO] UNITED BANKSHARES, INC.
                                         THE CHALLENGE TO BE THE BEST NEVER ENDS


                            UNITED BANKSHARES, INC.
                                P. O. BOX 1508
                                 UNITED SQUARE
                            FIFTH AND AVERY STREETS
                       PARKERSBURG, WEST VIRGINIA  26101


                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2001 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. ("United") will be held at The Blennerhassett Hotel, Fourth and Market Streets, Parkersburg, West Virginia on Monday, May 21, 2001, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

     1. To elect seventeen (17) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

     2. To vote upon an incentive stock option plan, a copy of which is attached to the Proxy Statement.

     3. To act upon any other business which may properly come before this Annual Meeting or any adjournment or adjournments thereof. The Board of Directors at present knows of no other business to come before this Annual Meeting.

     The close of business on April 2, 2001 has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at this Annual Meeting.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

     TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY, IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

                                    By Order of the Board of Directors

                                    /s/ Richard M. Adams
                                    Richard M. Adams
                                    Chairman of the Board and
                                    Chief Executive Officer
April 9, 2001

                                              United Bankshares, Inc.
                                              United Square
                                              Fifth and Avery Streets
                                              Parkersburg, West Virginia 26101


                                PROXY STATEMENT
--------------------------------------------------------------------------------

     These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. ("United," the "Company," "we," or "us"), a West Virginia corporation, of proxies to be voted at our 2001 Annual Meeting of Shareholders and at any adjournment or postponement.

     You are invited to attend our Annual Meeting of Shareholders on May 21, 2001, beginning at 4:00 p.m. The Meeting will be held at The Blennerhassett Hotel, Fourth and Market Streets, Parkersburg, West Virginia.

     This Proxy Statement, form of proxy and voting instructions are being mailed on or about April 9, 2001.

Shareholders Entitled to Vote

     Holders of record of United common shares at the close of business on April 2, 2001 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 41,587,229 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.

Proxies

     Your vote is important. Shareholders of record may vote their proxies by mail or in person. A postage-paid envelope is provided for voting by mail.

     Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

     You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Vote at the Annual Meeting

     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

--------------------------------------------------------------------------------
                       PROPOSAL 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors consists of one class of seventeen (17) directors. Seventeen (17) directors will be elected at our 2001 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2002. The Company's Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2001 Annual Meeting, the Board of Directors established the composition and number of nominees to be elected at seventeen (17).

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the seventeen (17) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his successor has been elected or until his death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2002 at the Annual Meeting: Richard M. Adams, Robert G. Astorg, Thomas J. Blair, III, Harry L. Buch, W. Gaston Caperton, III,
H. Smoot Fahlgren, Theodore J. Georgelas, F. T. Graff, Jr., Alan E. Groover, Russell L. Isaacs, John M. McMahon, G. Ogden Nutting, William C. Pitt, III, I.
N. Smith, Jr., Warren A. Thornhill, III, P. Clinton Winter, Jr., and James W. Word, Jr.

     The Board of Directors recommends a vote "FOR" the election of each of these nominees for director.

     We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

     The principal occupation and certain other information about the nominees for director are set forth on the following pages.

Family Relationships

     H. Smoot Fahlgren is the father-in-law of F. T. Graff, Jr.

Security Ownership of Directors and Officers

     As of March 30, 2001, directors and the named executive officers of the
Company:

     . owned beneficially, directly or indirectly, the number of shares of common stock indicated; and

     . held the number of options exercisable within sixty (60) days after that date, to purchase the number of shares indicated pursuant to the Company's Stock Option Plans.

     All directors and executive officers as a group owned 6,787,295 shares or 16.14% of the Company's common stock.

----------------------------------------------------------------------------------------------------------------------

                                  NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2002
----------------------------------------------------------------------------------------------------------------------

                                                                                        Amount of Beneficial
     Name and Age as of the              Position, Principal Occupation,               Ownership of Shares of
    May 21, 2001 Meeting Date         Business Experience and Directorships           Common Stock and Options
----------------------------------------------------------------------------------------------------------------------

                                                                                  Shares/(a)/  Options/(b)/     %
----------------------------------------------------------------------------------------------------------------------
Richard M. Adams .............54   Chairman and Chief Executive Officer of         465,496       207,856      1.60%
                                   both United and UNB; Director of the
                                   Company since 1984.
----------------------------------------------------------------------------------------------------------------------

Robert G. Astorg..............57   CPA and Managing Director of American            25,629          -         *
                                   Express Tax and Business Services, Inc.
                                   Member of Astorg, Weyer & Daugherty,
                                   P.L.L.C.; Director of the Company since
                                   1991.
----------------------------------------------------------------------------------------------------------------------

Thomas J. Blair, III..........69   Consulting Engineer and former President        209,330          -         *
                                   and Chief Executive Officer of Kelley,
                                   Gidley, Blair & Wolfe, Inc.  Former
                                   Chairman of the Board of UNB-Central.
                                   Director of the Company since 1988.
----------------------------------------------------------------------------------------------------------------------

Harry L. Buch.................70   Attorney and Partner with Bailey, Riley,        24,126           -         *
                                   Buch & Harman.  Former partner with
                                   Gompers, Buch, McCarthy & McLure. Director of
                                   the Company since 1990.
----------------------------------------------------------------------------------------------------------------------

W. Gaston Caperton, III.......61   Director of the Institute on Education and      24,200           -         *
                                   Government, Teachers College at Columbia

                                   University.  President of the Caperton
                                   Group.  Former Governor of West Virginia.
                                   Director of the Company since 1997.
----------------------------------------------------------------------------------------------------------------------

H. Smoot Fahlgren.............70   Chairman and Former Chief Executive             355,517          -         *
                                   Officer of Fahlgren, Inc. Director of the
                                   Company since 1984.
----------------------------------------------------------------------------------------------------------------------

Theodore J. Georgelas.........54   President of Georgelas & Sons, Inc.             62,914           -         *
                                   Chairman of the Board of Sector
                                   Communications.  Former Chairman of the
                                   Board of United Bank.  Director of the
                                   Company since 1990.
----------------------------------------------------------------------------------------------------------------------

F. T. Graff, Jr...............62   Practicing Attorney and Partner of Bowles       24,000           -         *
                                   Rice McDavid Graff & Love PLLC.  Director
                                   of the Company since 1984.
----------------------------------------------------------------------------------------------------------------------

Alan E. Groover...............53   Former Chairman of the Board, President         97,503           -         *
                                   and Chief Executive Officer of Fed One
                                   Bancorp, Inc.  Director of the Company
                                   since 1998.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                  NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2002
----------------------------------------------------------------------------------------------------------------------

                                                                                        Amount of Beneficial
     Name and Age as of the            Position, Principal Occupation,                 Ownership of Shares of
    May 21, 2001 Meeting Date       Business Experience and Directorships             Common Stock and Options
----------------------------------------------------------------------------------------------------------------------

                                                                                  Shares/(a)/  Options/(b)/     %
----------------------------------------------------------------------------------------------------------------------
 Russell L. Isaacs...........68    Owner of Russell L. Isaacs and Company.           40,716         -         *
                                   Director of the Company since 1984.
----------------------------------------------------------------------------------------------------------------------

 John M. McMahon.............60    Chairman of the Board of Miller & Long           239,025         -         *
                                   Co., Inc. Director of the Company since
                                   1998.
----------------------------------------------------------------------------------------------------------------------

 G. Ogden Nutting............65    President of The Ogden Newspapers, Inc.          654,656         -         1.56%
                                   Former Chairman of the Board of UNB-N.
                                   Director of the Company since 1986.
----------------------------------------------------------------------------------------------------------------------

 William C. Pitt,II..........56    Hotel and Resort Developer.  Director of           3,300         -         *
                                   the Company since 1987.
----------------------------------------------------------------------------------------------------------------------

 I. N. Smith, Jr.............68    Consultant for United.  Former President         422,462         -         1.00%
                                   of United.  Former President of UNB.
                                   Director of the Company since 1986.
----------------------------------------------------------------------------------------------------------------------

 Warren A. Thornhill, III....72    Attorney at Law.  Former Chairman of the         449,454         -         1.06%
                                   Board of Summit Holding Corporation and
                                   Raleigh County National Bank and
                                   UNB-South.  Director of the Company since
                                   1992.
----------------------------------------------------------------------------------------------------------------------

 P. Clinton Winter, Jr.......53    President of Bray & Oakley Insurance             482,754         -         1.15%
                                   Agency.  Former Director of Eagle Bancorp,
                                   Inc.  Director of the Company since 1996.
----------------------------------------------------------------------------------------------------------------------

 James W. Word, Jr...........77    President of Beckley Loan Company.  Vice         127,417         -         *
                                   President of Beckley Loan and Industrial
                                   Corporation.  Director of the Company
                                   since 1992.
----------------------------------------------------------------------------------------------------------------------

 All Directors, Nominees and                                                      6,319,033      468,262      16.14%
 Executive Officers as a Group
 (24 persons)
----------------------------------------------------------------------------------------------------------------------

* Indicates the director owns less than 1% of the Company"s issued and outstanding shares.

(a)  Includes shares held by United National Bank"s Trust Department as follows:
     Mr. Adams, 68,680 shares; Mr. Astorg, 5,769 shares; Mr. Buch, 12,600 shares; Mr. Fahlgren, 355,517 shares; Mr. Graff, 20,000 shares; Mr. Smith, 426,253 shares; non-director executive officers as a group, 31,759 shares; and 2,427,777 shares in which the voting authority is exercised by United National Bank"s Board of Directors.

(b) Includes shares of Common Stock that may be acquired within sixty (60) days of March 30, 2001 through the exercise of stock options pursuant to the Company"s Stock Option Plans.

Voting of Other Matters

     If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Required Vote

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     A plurality of the votes cast is required for the election of directors. Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

     In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

     At our 2001 Annual Meeting, the number of directors to be elected is seventeen (17). Each shareholder has the right to cast seventeen (17) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the seventeen (17) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United Bankshares, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

     On the record date, there were 41,587,229 shares of common stock outstanding that are held by approximately 12,006 shareholders of record. A majority of the outstanding shares of United Bankshares, Inc. will constitute a quorum at the meeting.

Cost of Proxy Solicitation

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company's common stock. Upon request we will reimburse these entities for their reasonable expenses.

     In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, custodians, nominee holders and institutional investors, United has retained Corporate Investor Communications, Inc. of Carlstadt, New Jersey ("CIC"). Pursuant to a retention letter dated March 8, 2001, CIC will contact all broker and other nominee accounts identified on United's shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to the beneficial owners. CIC will then assist in the delivery of proxy materials to these accounts for distribution. CIC will also assist in the distribution of proxy materials to institutional investors. CIC will follow-up with the brokers, other nominee accounts and institutional investors, requesting return of proxies. United is not retaining CIC to solicit proxies from registered holders or from non-objecting beneficial owners. CIC"s fee for the above services is $3,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

Shareholder Account Maintenance

         Mellon Investor Services LLC acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting the Shareholder Relations Department, (304) 424-8800, or by writing to us at the corporate offices located at United Square, Fifth and Avery Streets, Parkersburg, West Virginia 26101.

Section 16(a) Beneficial Ownership
Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in United shares with the Securities and Exchange Commission ("SEC"). Based on our records and other information, we believe that in 2000 our directors and executive officers met all applicable SEC filing requirements, except for Thomas
J. Blair, III. Mr. Blair did not file two reports each involving five transactions to report the sale of 6,000 shares of common stock in December of 2000 and 11,000 shares of common stock in January of 2001. Mr. Blair reported the transactions on a subsequent Form 4 in March of 2001.

--------------------------------------------------------------------------------
                            PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------------------

Principal Shareholder of United

         The following table lists each shareholder of United who is the beneficial owner of more than 5% of United's common stock, the only class of stock outstanding, as of March 30, 2001.

                                                                      Amount and Nature of          Percent of
Title of Class      Name and Address of Beneficial Owner              Beneficial Ownership (1)        Class
--------------      ------------------------------------              ------------------------      ----------
Common Stock        United National Bank Trust Department                   3,348,355                   7.96%
                    514 Market Street, Parkersburg, WV 26101
                    (3,348,355 shares or 7.96% are registered
                    under the nominee name of Parbanc Co.)

(1) UNB is a wholly-owned subsidiary of United and its Trust Department holds in fiduciary or agency capacity 3,348,355 shares of United's stock. The investment authority for these shares is held by the Trust Department and is exercised by UNB's Board of Directors. Of these total shares, sole voting authority for 2,427,777 shares or 5.77% of United's outstanding common stock is held by the Trust Department and is exercised by UNB"s Board of Directors.

--------------------------------------------------------------------------------
                           GOVERNANCE OF THE COMPANY
--------------------------------------------------------------------------------

Board and Committee Membership

     During 2000, the Board of Directors met five (5) times. The Board of Directors of the Company has three (3) standing committees: The Executive Committee, Audit Committee and Compensation Committee. During 2000, each director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he served except Harry L. Buch, W. Gaston Caperton, III and Theodore J. Georgelas.

The Executive Committee

     During 2000, the Executive Committee was comprised of thirteen (13) directors, Richard M. Adams, Chairman, Thomas J. Blair, III, Harry L. Buch, W. Gaston Caperton, III, H. Smoot Fahlgren, Theodore J. Georgelas, F. T. Graff, Jr., Russell L. Isaacs, John M. McMahon, G. Ogden Nutting, William C. Pitt, III,
I. N. Smith, Jr., and Warren A. Thornhill, III. The Executive Committee makes recommendations regarding nominees to the Board of Directors, and is responsible for the management of the budget, development of policies and implementation of such policies and review of personnel and salaries. The Executive Committee performs such duties and exercises the powers delegated to it by the Board of Directors. During 2000, the Executive Committee met three (3) times.

The Audit Committee

     The Audit Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent auditors, the scope and results of the examination of financial statements, audit fees and any recommendations with respect to internal controls and financial matters. This committee is also responsible for monitoring trust activities, including the review of the assets in each trust as to their safety and current value, and the advisability of retaining or disposing of such assets. During 2000, members of this committee were Robert G. Astorg, Chairman, P. Clinton Winter, Jr., and James W. Word, Jr., and R. Terry Butcher, who is a director of one of United's subsidiary banks. The Audit Committee met four (4) times.

Compensation Committee

     The Compensation Committee makes recommendations regarding officer compensation and budgetary matters to the Board of Directors. During 2000, members of this committee were Thomas J. Blair, III, Harry L. Buch, W. Gaston Caperton, III, H. Smoot Fahlgren, Theodore J. Georgelas, F. T. Graff, Jr., Russell L. Isaacs, Chairman, John M. McMahon, G. Ogden Nutting, William C. Pitt, III, and Warren A. Thornhill, III. The Compensation Committee met one (1) time during the year.

Related Transactions

     United's subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions were in the ordinary course of business and, with respect to loans, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions. United's subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and extend loans in compliance with such laws and only with the approval of the Board of Directors.

     The building utilized by United National Bank ("UNB") to house its Rosemar Circle Branch in North Parkersburg, West Virginia, was owned by Richard M. Adams, Chairman and Chief Executive Officer of United and United National Bank, his brother, Douglass H. Adams, a retired Executive Vice President and former director of United, and their step-mother, Dorothy D. Adams. On January 3, 2001, UNB exercised an option to purchase the building from the Adams' for the independent appraised fair value of $428,422. The Adams' had leased the land from United National Bank at a nominal annual rental and had leased the branch facility they constructed to United National Bank. These leases were entered into prior to United National Bank's ownership of the land and were assumed by United National Bank upon its acquisition of the previous lessee, United Bank.

     H. Smoot Fahlgren, a member of the Board of Directors of United, is Chairman of Fahlgren, Inc., an advertising agency with its headquarters in Parkersburg, West Virginia. The agency has provided the advertising for United since 1978. During 2000, payment for the advertising by United to Fahlgren, Inc. was less than 5% of that firm's revenues during the year 2000.

     F. T. Graff, Jr., a member of the Board of Directors of United, is a partner in the law firm of Bowles Rice McDavid Graff & Love PLLC in Charleston, West Virginia. Bowles Rice McDavid Graff & Love PLLC rendered legal services to United and UNB during 2000 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love PLLC represent less than 5% of that firm's revenues for the year 2000.

     UNB leases one of its Wheeling drive-in facilities from The Ogden Newspapers, Inc. pursuant to a written lease agreement dated August 1, 2000 (the "Lease"). The Ogden Newspapers, Inc. is a shareholder of United, and the voting and investment authority for its shares are beneficially owned by its President,
G. Ogden Nutting who is a director of United. Management believes the Lease is on terms comparable to market terms for similar rental space in Wheeling, West Virginia. The Lease provides for an initial term of ten (10) years with two (2) successive options to renew and extend the terms of the Lease for ten (10) additional years each. Additionally, the Lease provides that The Ogden Newspapers, Inc. may, at its option, terminate the Lease upon nine (9) months advance written notice to UNB. Previously, United had leased its Wheeling branch premises and the drive-in facility from The Ogden Newspapers, Inc. pursuant to a written lease agreement dated August 1, 1979. The Lease supercedes the prior lease agreements and only pertains to UNB's lease of the drive-in facility; UNB no longer leases the Wheeling branch premises from The Ogden Newspapers, Inc.

     In addition, during the year subsidiaries of United advertised, at market rates, in newspapers published by The Ogden Newspaper, Inc. The fees paid in such advertising and the rent paid to The Ogden Newspapers, Inc. represent less than 5% of that firm's revenue for the year 2000.

Directors Fees

     Non-employee directors of the Company receive a retainer of $650 per month regardless of meeting attendance.

     Each non-employee director who serves on the Executive and Compensation Committees receives a fee of $650 for each United Board Meeting attended except for Mr. Isaacs. Mr. Isaacs, as Chairman of the Compensation Committee, receives a retainer payment of $650 per quarter without regard to committee meeting attendance. Except for Mr. Astorg, each outside director who serves on the Audit Committee receives a fee of $650 for each committee meeting attended. Mr. Astorg, as Chairman of the Audit Committee, receives a retainer payment of $650 per month without regard to committee meeting attendance.

Beneficial Ownership of Named Executive Officers

     The following table sets forth certain information regarding the named executive's beneficial ownership of common stock of United as of March 30, 2001:

                                                  Shares of Common
                                                Stock of the Company
                                                Beneficially Owned (1)
                                          -----------------------------------
Title of Class    Name of Officer         Number of Shares  Percent of Class
--------------    ---------------         ----------------  -----------------
Common Stock      Richard M. Adams             673,352           1.60%
Common Stock      Steven E. Wilson             131,606           0.31%
Common Stock      James B. Hayhurst, Jr.       107,433           0.26%
Common Stock      Joe L. Wilson                 95,394           0.23%
Common Stock      Kendal E. Carson              21,700           0.05%

(1) The amounts shown represent the total shares owned directly by such named executive officers together with shares, which are owned indirectly. The direct shares include shares that are issuable upon the exercise of all stock options currently exercisable. These individuals have the right to acquire the shares indicated after their names, upon exercise of such stock options: Mr. Adams, 207,856; Mr. S. Wilson, 39,556; Mr. Hayhurst, 70,540; Mr. J. Wilson, 52,350; and Mr. Carson 21,000. The indirect shares include those shares owned by spouses and immediate family members, shares held in trust in which the executive is a beneficiary, and shares held by a corporation which the executive controls.

--------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Cash Compensation

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and each of the Company's other four most highly compensated executive officers during the last three fiscal years.

---------------------------------------------------------------------------------------------------------------------
                                           Summary Compensation Table
---------------------------------------------------------------------------------------------------------------------
                                                                                      Long-term
                                              Annual Compensation                    Compensation
                               --------------------------------------------------------------------
                                                                                       Securities     All Other
         Name and                                                   Other Compen-      Underlying      Compen-
    Principal Position           Year    Salary ($)    Bonus ($)    Sation ($)/(1)/   Options (#)     Sation ($)/(2)/
---------------------------------------------------------------------------------------------------------------------
 Richard M. Adams                2000     446,600      300,000            0               24,000         4,250
 Chairman of the Board and
 Chief Executive Officer         1999     419,832      250,000            0               24,000         4,000

                                 1998     392,179      200,000            0               24,000         4,000
---------------------------------------------------------------------------------------------------------------------
 Steven E. Wilson                2000     198,833       85,000            0               12,000         6,620
 Executive Vice President, Chief
 Financial Officer and Treasurer 1999     190,151       76,000            0               12,000         4,000

                                 1998     178,433       70,000            0               10,000         4,000
---------------------------------------------------------------------------------------------------------------------
 James B. Hayhurst, Jr.          2000     176,167       50,000            0                7,500         5,565
 Executive Vice President
                                 1999     169,622       48,000            0                7,500         4,000

                                 1998     159,780       48,000            0                7,000         4,000
---------------------------------------------------------------------------------------------------------------------
 Joe L. Wilson                   2000     165,833       47,000            0                7,500         5,321
 Executive Vice President
                                 1999     157,163       45,000            0                7,500         4,000
---------------------------------------------------------------------------------------------------------------------
 Kendal E. Carson                2000     165,001       45,000            0                7,500         5,031
 Executive Vice President
---------------------------------------------------------------------------------------------------------------------

(1) The aggregate value of all perquisites and other personal benefits did not exceed either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers; therefore, no disclosure has been made.

(2) The amounts included in "All Other Compensation" consist of United's contributions on behalf of the listed officers to the 401(K) Plan.

                          STOCK OPTION GRANTS IN 2000


     The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 2000.

----------------------------------------------------------------------------------------------------------------
                                  Stock Option Grants in Last Fiscal Year
                      ------------------------------------------------------------------------------------------
                                                                                  Potential Realization
                                                                                 Value at Assumed Annual
                                          Individual Grants                          Rates of Stock
                                                                                 Appreciation for Option
                      ------------------------------------------------------------------------------------------
                         Number of       % of Total
                         Securities        Options       Exercise
   Name                  Underlying      Granted to      of Base
                          Options            All          Price      Expiration
                         Granted (#)     Employees in   ($/Share)      Date          5% ($)       10% ($)
----------------------------------------------------------------------------------------------------------------
Richard M. Adams          24,000/(1)/      10.42%         19.1875    11/02/2010      289,604      733,917

Steven E. Wilson          12,000/(1)/       5.21%         19.1875    11/02/2010      144,802      366,959

James B. Hayhurst, Jr.     7,500/(1)/       3.26%         19.1875    11/02/2010       90,501      229,349

Joe L. Wilson              7,500/(1)/       3.26%         19.1875    11/02/2010       90,501      229,349

Kendal E. Carson           7,500/(1)/       3.26%         19.1875    11/02/2010       90,501      229,349
----------------------------------------------------------------------------------------------------------------

(1) Granted under the 1996 Incentive Stock Option Plan. The option exercise price is the market value of United's stock at the date the option was granted. All options granted under this plan are exercisable in accordance with a three-year vesting schedule: 50% after the first year; 75% after the second year; and 100% after three years.


                STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth certain information regarding individual exercises of stock options during 2000 by each of the named executives.

 --------------------------------------------------------------------------------------------------------------
                           Aggregate Stock Option Exercises in Last Fiscal Year and FY-End Stock Option Plan
                       ----------------------------------------------------------------------------------------
                                                                                      Value of Unexercised
                                                          Number of Unexercised        In-the-Money Stock
                                                        Stock Options at FY-End #    Options at FY-End ($)
                            Shares                    ---------------------------------------------------------
    Name                 Acquired on        Value
                         Exercise (#)    Realized($)     Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------
 Richard M. Adams              0                0              207,856/42,000           3,176,412/930,000

 Steven E. Wilson              0                0               39,556/20,500             843,583/451,500

 James B. Hayhurst, Jr.        0                0               70,540/13,000           1,057,869/287,250

 Joe L. Wilson             8,000           82,000               52,350/13,113             879,386/290,288

 Kendal E. Carson              0                0               22,000/11,500             360,275/247,781
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    EXECUTIVE COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

Board Compensation Committee Report

     The Compensation Committee is responsible for administration of United Bankshares, Inc.'s (United's) Executive Compensation programs. This includes recommendations related to base salary, short-term incentives and long-term stock option incentives for all Executive Officers of the Company.

     The Compensation Committee's Executive Compensation policies, developed based on competitive information, are designed to provide competitive levels of compensation that integrate pay with United's annual and long-term performance goals and assist in attracting and retaining qualified executives.

     Periodically the Committee retains the services of nationally recognized compensation consulting firms to do an extensive review of the compensation program for all Executive Officers.

     The Committee determined that the total compensation plan for Executive Officers was reasonable and competitive in view of the Company's performance and the contribution of those officers to that performance. The Bank Compensation Strategies Group report indicated similar findings.

     Executive Officers are paid base salaries determined by the value of their position compared to published survey data, information gathered on competing banks of similar size and the officer's individual performance level.

     The short-term Incentive Plan stresses reward for achievement of performance goals set each year. Each Executive Officer participates in a pool of funds set aside for this purpose. Participation level is based on a rating system tied to accomplishment of assigned goals as well as a specific formula, which relates the incentive award to a percentage of salary range midpoint. Company performance must exceed peer performance to activate compensation incentives.

     The United management team should share the same goals as its shareholders. Toward this end, the long-term Incentive Stock Option Plan is designed to provide an ownership opportunity to key management personnel. Stock ownership provides an ever-important stockholder perspective necessary for successful management of the company. Awards are based on industry guidelines, which relate base compensation to stock price. Grant calculations are tested for reasonableness against competitive industry data, keeping in mind cumulative ownership targets.

     The Bank Compensation Strategies Group report showed that comparative information presented indicated that stock option grants to Executive Officers have historically been conservative when compared to general industry and practices for major regional banking organizations. The most recent share allocations as a percentage of outstanding shares have been consistent with competitive practices in the banking industry.

     Peer group performance analysis is a continual process at United. Data provided by the Federal Reserve Bank Holding Company Performance Report is analyzed quarterly. Proxy data on an appropriate group of individual financial institutions is used to evaluate operating performance and profitability. United consistently performs well compared to peer. The Committee concluded that for the year Company performance exceeded peer performance and activated compensation incentives.

     The Committee determined that the base pay for Richard Adams, Chief Executive Officer, was determined to be well within a competitive market range when compared to the published compensation survey from Watson Wyatt Data Services and proxy data from similar size bank holding companies.

     Mr. Adams was awarded a pro-rata share of the established short-term incentive pool based on his performance rating assigned by the Committee. The Committee concluded that total cash compensation for the position of CEO is appropriate in view of performance levels attained for companies of similar size. The Bank Compensation Strategies Group report showed that cash compensation for the CEO was somewhat low based on the performance levels of the peer group.

     Stock option shares granted to Mr. Adams were determined to be competitive when compared by the Committee to the grant practices of a broad spectrum of banking organizations.

     Adams at age 54 has served the company for 32 years; 26 of those years he has been responsible for motivating and building the organization.

     During the past 10 years UBSI stock has outperformed the S&P 500 and the KBW Bank Index. Over the past 26 years of the current administration dividends have increased each year for an annual compound growth rate of 10.7%. United's pay for performance compensation program emphasizing written performance objectives has been a major contributor to our ability to consistently enhance long-term shareholder value.

     No member of the Committee is a former or current officer or employee of United.


                             COMPENSATION COMMITTEE
                             ----------------------

Thomas J. Blair, III           Harry L. Buch             W. Gaston Caperton, III
H. Smoot Fahlgren              Theodore J. Georgelas     F. T. Graff, Jr.
Russell L. Isaacs, Chairman    John M. McMahon           G. Ogden Nutting
William C. Pitt, III           Warren A. Thornhill, III


Compensation Committee Interlocks and Insider Participation

     F. T. Graff, Jr., a member of the Board of Directors of United, its Executive Committee and the Board's Compensation Committee, is a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia. Bowles Rice McDavid Graff & Love rendered legal services to United and UNB during 2000 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love represent less than 5% of that firm's revenues for 2000.

                               PERFORMANCE GRAPH

     The following graph compares United's cumulative total shareholder return on its common stock for the five year period ending December 31, 2000, with the cumulative total return of the Standard and Poor's Midcap 400 Index and with the NASDAQ OTC Bank Index. There is no assurance that United's common stock performance will continue in the future with the same or similar trends as depicted in the graph. The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent United specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.

United Bankshares, Inc.


2000 stock performance graph plotting points for proxy

                                   NASDAQ           S&P
                    UBSI            OTC            MIDCAP
        -----------------------------------------------------
        1995       100.000         100.000         100.000
        1996       117.632         126.155         117.325
        1997       175.756         206.374         172.776
        1998       200.396         182.081         180.091
        1999       186.712         167.547         204.127
        2000       173.402         192.131         237.220


United Bankshares, Inc. Plans

     Officer Employment Contracts. Richard M. Adams, Chairman and Chief Executive Officer of United and United National Bank entered into an employment contract with United effective April 11, 1986. This contract was amended in 1989, again in January and November 1991, in April 1992 and again in November 1993. This most recent amendment initiated a new rolling five-year term contract that is extended annually. Under the contract Mr. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and UNB. In November 2000, the Board extended Mr. Adams' contract to initiate a new five-year term expiring on March 31, 2006. The contract provides for a base compensation of $452,400 and additional benefits consistent with the office. This base compensation may be increased but not decreased. If the contract is terminated by Mr. Adams for change in control, or for any reason other than mutual consent or criminal misconduct, Mr. Adams, or his family or estate, is entitled to his base salary for the remainder of the contract term.

     On July 27, 1990, United also entered into a Supplemental Retirement Plan with Mr. Adams. This plan provides for an annual supplemental retirement benefit upon his reaching age 65 or upon the later termination of his employment with United. The annual benefit will be equal to seventy percent of the average of Mr. Adams' three highest base salaries during his employment with United, reduced by benefits. The plan also provides for reduced benefits for early retirement after age 62 as well as payments to his spouse in the event of his death.

     United and United National Bank entered into an employment agreement with
I. N. Smith, Jr., the now former President of United and Vice-Chairman of United National Bank, on December 17, 1985. The term of the agreement extends until Mr. Smith reaches the age of 75. In June of 1997, Mr. Smith retired from United. Until he reaches the age of 75, Mr. Smith shall render such consulting and advisory services as United may request, and shall receive for such services an annual fee of $36,000 until he reaches age 70, and $30,000 thereafter. In addition, Mr. Smith has agreed to serve as a director of United and United has agreed to use its best efforts to nominate and elect him.

     On September 10, 1997, United and United Bank entered into an employment agreement with Bernard H. Clineburg, then Chief Executive Office of George Mason Bankshares, Inc. and now former President of United. Under the agreement, Mr. Clineburg served as President of United and as Chairman and Chief Executive Officer of United Bank commencing from April 2, 1998 (the effective date of the merger between United and George Mason Bankshares, Inc.) and continuing for a period of three years. The term automatically extended from day to day so that any day the remaining term shall be three years; provided however, that in no event shall the term extend beyond April 2, 2004. The contract provided for a base salary of $285,000 that was subject to increases based upon usual review practices. Mr. Clineburg was eligible to receive an annual bonus under United's bonus incentive plan and to participate in additional benefits provided by United. In return, Mr. Clineburg was required to devote his full business time, best efforts and business judgement in performing his duties as President of United and Chairman and CEO of United Bank. Additionally, in consideration for entering into this agreement and waiving all rights to any benefits under his prior agreement with George Mason Bankshares, Inc., Mr. Clineburg received a lump-sum payment of $1,750,000. The agreement also contained provisions regarding the issues of death, termination, disability, health and supplemental retirement benefits.

     Effective February 29, 2000, Mr. Clineburg resigned as President of United and as Chairman, Director and Chief Executive Officer of United Bank pursuant to a written Settlement Agreement and General Release (the "Settlement Agreement") dated January 13, 2000. In accordance with the Settlement Agreement, Mr. Clineburg will remain an employee of United for a period of eighteen months beginning on March 1, 2000, and will continue to receive his monthly base salary and health insurance benefits. The covenant not to compete in Mr. Clineburg's original Employment Agreement remained in place and, the eighteen-month period began to run on March 1, 2000. Mr. Clineburg will not be required to perform any services unless mutually agreed upon by United and Mr. Clineburg. Additionally, upon attaining the age of fifty-five, Mr. Clineburg will begin to receive payments as calculated and detailed pursuant to the Supplemental Retirement Benefits Agreement (SERP) between United Bank and Mr. Clineburg. The Settlement Agreement also contains provisions regarding the issues of Mr. Clineburg's continued use of a company owned vehicle and office equipment. All other provisions of Mr. Clineburg's contracts with United, specifically the Employment Agreement, SERP and stock option agreements not expressly modified by the Settlement Agreement shall remain in effect.

     Change of Control Agreements. In March of 1994, United entered into agreements with Steven E. Wilson, James B. Hayhurst, Jr. and Joe L. Wilson to encourage those executive officers not to terminate their employment with United because of the possibility that United might be acquired by another entity. In August of 2000, United entered into similar change of control agreements with Richard M. Adams, Jr., Kendal E. Carson, James J. Consagra and John

Neuner, III. The Board of Directors determined that such an arrangement was appropriate, especially in view of the recent entry of large regional bank holding companies into West Virginia. The agreements were not undertaken in the belief that a change of control of United was imminent.

     Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment because of a decrease in the total amount of the officer's base salary below the level in effect on the date of consummation of the change of control, without the officer's consent; a material reduction in the importance of the officer's job responsibilities without the officer's consent; geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer's location at the time of a change of control; failure by United to obtain assumption of the contract by its successor or any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

     Under the agreements, a change of control is deemed to occur in the event of a change of ownership of United which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")) of direct or indirect "beneficial ownership" (as defined by Rule 13d-3 under the Exchange
Act) of twenty-five percent (25%) or more of the combined voting power of United's then outstanding securities, or the failure during any period of two
(2) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period.

     Under the agreements, severance benefits include: (a) cash payment equal to the officer's monthly base salary in effect on either (i) the date of termination; (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of cash incentive award, if any, under United's Incentive Plan; (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of thirty-six (36) months following the date of termination.

     The agreements do not effect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary.

     Employee Benefit Plans. No directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

     United's subsidiaries provide, on a substantially non-contributory basis for all full-time employees, life, disability, health and dental insurance. Life insurance with value of 250% of base salary is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all salaried employees of United and its subsidiaries.

     Each employee of United, or its participating subsidiaries, who completes one year of eligible service and is 21 years of age is eligible to participate in the Pension Plan. The plan is noncontributory on the part of the employee. Vesting is attained with five years of participation.

--------------------------------------------------------------------------------
                              PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                 Years of Service

    Remuneration            15                 20                 25                 30                 35
    ------------            --                 --                 --                 --                 --
      $125,000           $30,744            $40,992            $51,241            $51,241            $51,241
       150,000            37,307             49,742             62,178             62,178             62,178
       175,000            37,307             49,742             62,178             62,178             62,178
       200,000            37,307             49,742             62,178             62,178             62,178
       225,000            37,307             49,742             62,178             62,178             62,178
       250,000            37,307             49,742             62,178             62,178             62,178
       275,000            37,307             49,742             62,178             62,178             62,178
       300,000            37,307             49,742             62,178             62,178             62,178
       325,000            37,307             49,742             62,178             62,178             62,178
       350,000            37,307             49,742             62,178             62,178             62,178
       375,000            37,307             49,742             62,178             62,178             62,178
       400,000            37,307             49,742             62,178             62,178             62,178
       425,000            37,307             49,742             62,178             62,178             62,178
       450,000            37,307             49,742             62,178             62,178             62,178
       475,000            37,307             49,742             62,178             62,178             62,178
       500,000            37,307             49,742             62,178             62,178             62,178

     The table above illustrates the operation of United's Pension Plan and Supplemental Retirement Plan ("SERP") by showing various annual benefits, after reduction for Social Security retirement income, assuming various annual base salaries and years of credited service. Benefit figures shown are computed on the assumption that participants retire at the normal retirement age of 65. For purposes of the table, it is assumed each participant is receiving benefits from the Pension Plan in the form of a life annuity. Benefits under the SERP are paid in the form of a life annuity.

     The SERP ensures that each participating executive officer, who retires at age 65, receives a level of retirement benefits, without regard to years of service, equal to 70% of the executive officer's average three highest base salary during his employment with United or an affiliated or successor entity. At the time a participating executive officer retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount, if any, of the payment due under the SERP: (i) the benefit under the Pension Plan; (ii) Social Security benefits payable; and (iii) any benefits under United's Savings and Stock Investment Plan.

     The estimated credited years of service for each of the executive officers named in the Summary Compensation Table under the Pension Plan as of December 31, 2000, are as follows: Mr. Adams 32 years; Mr. S. Wilson 29 years; Mr. Hayhurst 29 years; Mr. J. Wilson 30 years; and Mr. Carson 9 years.

     Each employee of United, who completes one year of eligible service, is eligible to participate in the United Savings and Stock Investment Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 15% of pretax earnings to his/her account that may be invested in any of four investment options chosen by the employee. United matches 100% of the first 2% of salary deferred and 25% of the second 2% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

     United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United's common stock. Purchases made by employees under this plan are coordinated by the Trust Department of UNB, and involve stock purchased at market price for this purpose.

--------------------------------------------------------------------------------
             PROPOSAL 2: APPROVE 2001 INCENTIVE STOCK OPTION PLAN
--------------------------------------------------------------------------------

     At its February 26, 2001, regular meeting, the Board of Directors of United approved the adoption of the 2001 Incentive Stock Option Plan ("2001 Plan") and directed that the 2001 Plan be submitted to shareholders for approval.

Purpose of the 2001 Plan:
-------------------------

     The United Board believes that it is in the best interest of United and its shareholders to attract and retain qualified and motivated management and that the 2001 Plan will help United achieve this goal. The 2001 Plan proposed by the Board of Directors is intended to qualify as an incentive stock option plan under Section 422 of the Internal Revenue Code and that participants will benefit from the resulting tax consequences, as discussed below. Both Section 422 of the Internal Revenue Code and West Virginia Code (S) 31-1-84 require shareholder approval of the 2001 Plan.

Summary of the 2001 Plan:
-------------------------

     This section of the proxy materials contains a summary of key terms of the 2001 Plan. The complete 2001 Plan is attached hereto as Exhibit B to these proxy materials and shareholders should review the complete text.

Eligibility:
------------

     Officers of United and its subsidiaries owning less than 10% of United's issued and outstanding stock will be eligible to receive grants under the 2001 Plan as designated by the Executive Committee. As of April 2, 2001, the estimated number of potentially eligible recipients was approximately one hundred.

Administration:
---------------

     The 2001 Plan shall be administered by the Executive Committee of the Board of Directors (Executive Committee) of United. The Executive Committee shall have full power to construe and interpret the 2001 Plan and promulgate such regulations with respect to the 2001 Plan as it may deem desirable in accordance with applicable law. The terms and conditions of each option may vary from eligible employee to eligible employee.

Purchase Price:
--------------

     The purchase price of all stock subject to option shall not be less than 100% of the fair market value of United stock on the date the option is granted. As of April 2, 2001, the market value of United's common stock, as quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") under the trading symbol UBSI, was $22.75 per common share.

Term of Option:
---------------

     No option shall be granted for a term of more than ten (10) years from the date the option is granted.

Vesting and Change in Control:
------------------------------

     Subject to certain change in control provisions, recipients of options will be permitted to exercise option grants in accordance with the following vesting schedule: 50% of option shares one year from the grant date, 75% of option shares two years from the grant date and 100% of option shares three years from the grant date. Notwithstanding the vesting schedule, in the event of a change in control, the recipient may exercise all options previously granted. Change in control is defined in the Plan, See Exhibit B.

Exercise of Options:
--------------------

     Each option granted will be exercisable in accordance with its terms, provided that no option will be exercisable more than ten years after the date it is granted.

     An exercise of an option shall be made in written notice to United of the election and of the number of shares to be purchased. Such notice shall be accompanied by full payment for shares acquired at the time that an option, or any part thereof, is exercised. The rights of a record holder of stock with respect to such shares will not accrue until a certificate for the shares is issued.

Order of Exercise:
------------------

     Any vested option granted pursuant to the 2001 Plan may be exercised in any order, at the discretion of the optionee.

Non-Statutory Stock Options:
----------------------------

     The Plan gives United the opportunity to grant non-statutory stock options (options that do not qualify as an incentive stock option plan under Section 422 of the Internal Revenue Code) with a portion of the allocated shares available for stock option grants. Such options, when granted, shall expressly state that the options are non-statutory options.

Employment Status of Optionee:
------------------------------

     Except as provided with respect to disability and death, each option, to the extent it shall not have been exercised, shall terminate upon three (3) months after the termination of employment of the optionee. In the event termination of employment is the result of permanent and total disability, each option shall terminate one (1) year after the termination of employment of the optionee. This limitation is waived entirely for exercises by estates or by persons receiving options because of the death of the optionee. Provided, however, that nothing shall operate to extend the term of the option beyond the term stated in the agreement granting the option. If any unexercised option terminates for any reason, the shares covered thereby may be granted to other eligible employees.

Nonassignable and Nontransferable Options:
------------------------------------------

     Each option, and all rights thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. With the exception for disability, during an optionee's lifetime, an option may only be exercised by the optionee. If an optionee suffers total and permanent disability, an option may be exercised by the optionee, if capable, or by the optionee's committee, guardian, attorney-at-law or other authorized person or entity. After the death of an optionee, an option may be exercised by his or her personal representative, devisee or heir, as the case may be.

Duration of the 2001 Plan:
-------------------------

     Options may be granted under the 2001 Plan for five (5) years commencing January 1, 2001, but shall be rendered ineffective unless approved by the shareholders owning a majority of the stock of the Company within twelve (12) months after it is adopted by the Board of Directors. The 2001 Plan shall terminate as of the close of business on December 31, 2005, unless sooner terminated by the Board.

Allocation of Shares:
--------------------

     A total of 2,000,000 shares of United's common stock, $2.50 par value, (from (i) treasury shares or (ii) authorized, but unissued shares) will be allocated for the 2001 Plan. Each Plan year, 400,000 options will be considered for award to eligible employees; however, not all of the 400,000 options are required to be awarded in that Plan year. Any ungranted options from the prior year(s) will be added to the current year's options for the Executive Committee's consideration for granting the options. The total number of options that may be granted in any one year, with the exception of the first year whereby 400,000 will be considered for award, is the current year's allocation plus the cumulative total of all ungranted and forfeited options of all prior years under the 2001 Plan. All shares available under the 2001 Plan are subject to adjustments that must be made by the Executive Committee for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of common stock of United. Unpurchased shares subject to an option that lapses or terminates will be available for further option grants under the Plan.

Amendment and Discontinuance:
----------------------------

     The Board of Directors may at any time amend or discontinue the 2001 Plan, provided that the Board of Directors may not, without the approval of the shareholders, amend or alter the 2001 Plan to increase the maximum number of shares as to which options may be granted under the 2001 Plan or change the class of eligible employees. Amendments may not alter the outstanding options without the consent of the optionee.

Recipients of Options:
---------------------

     The persons to whom the options will be granted under the 2001 Plan will be key officers of United and its subsidiaries owning less than 10% of United's issued and outstanding stock.

Tax Consequences:
----------------

     Counsel for United has advised that, under the present Internal Revenue Code, all options granted under the 2001 Plan will be incentive stock options unless United elects to grant non-statutory stock options which do not meet all of the Plan criteria. The tax consequences described in this paragraph apply only to incentive stock options issued under the 2001 Plan. No taxable income will result to the optionee, and no deduction will be available to United, at the times of grant or exercise of such options. The amount by which the fair market value of the stock at the time of exercise exceeds the option price is, however, an item of tax preference for purposes of computing the alternative minimum tax. Upon sale of the stock acquired by exercise of the option, the employee will have gain equal to the excess of the amount realized over the amount paid for the stock, provided that (1) the employee does not dispose of the stock for at least two years from the date the option was granted, and (2) the employee does not dispose of the stock for at least one year after the option is exercised. If the holding period requirements are met upon sale of the stock acquired by exercise of the option, United will not be allowed a business expense deduction. If the holding period requirements are not met, any gain from the disposition of the stock will be taxable as ordinary income to the employee, and United will be allowed to deduct a corresponding amount as a business deduction.

     Options granted under the 2001 Plan which are non-statutory may be taxed to the optionee, depending on the provisions of such options, when granted, exercised, disposed of or when any restrictions placed thereon lapse. United will be treated as having paid compensation to the employee and may deduct the same at the time at which and in the same amount in which the employee is considered to have realized compensation.

     The Company believes that its incentive compensation plans have made a significant contribution to the success of the Company in attracting and retaining key employees. It is the intention of the persons named in the accompanying proxy, unless the proxy specifies otherwise, to vote "FOR" the 2001 Incentive Stock Option Plan. Accordingly, the Board of Directors recommends that the shareholders vote "FOR" approval of the 2001 Incentive Stock Option Plan.


--------------------------------------------------------------------------------
                            AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

     The United Bankshares, Inc. Audit Committee reviews United's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. United's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States. A full description of the Audit Committee's primary responsibilities, operating principles and relationship with the independent auditors is contained in the Audit Committee Charter, which is attached to this proxy statement as Exhibit A.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the 2000 audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee has determined that the nonaudit services provided to the Company by the independent auditors are compatible with the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in United's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     No member of the Audit Committee is a former or current officer or employee of United.

                                AUDIT COMMITTEE
                                ---------------

                 Robert G. Astorg, Chairman    P. Clinton Winter, Jr.
                 James W. Word, Jr.            R. Terry Butcher

--------------------------------------------------------------------------------
                              EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     Set forth below are the executive officers of United and relations that exist with affiliates and others for the past five years.

--------------------------------------------------------------------------------------------------------------

                                                                             Principal Occupation and
      Name                    Age        Present Position                   Banking Experience During
                                                                               the Last Five Years
--------------------------------------------------------------------------------------------------------------
   Richard M. Adams           54     Chairman of the Board & Chief        Chairman of the Board & Chief
                                     Executive Officer - United;          Executive Officer - United;
                                     Chairman of the Board & Chief        Chairman of the Board & Chief
                                     Executive Officer - UNB              Executive Officer - UNB
--------------------------------------------------------------------------------------------------------------

   Richard M. Adams, Jr.      32     Executive Vice-President - United;   Senior Vice-President - UNB
                                     Executive Vice-President - UNB       President - United Brokerage Co.
--------------------------------------------------------------------------------------------------------------

   Kendal E. Carson           45     Executive Vice-President - United;   Executive Vice-President - United
                                     President & Chief Executive          Bank Virginia; Executive Vice-
                                     Officer - United Bank Virginia       President - George Mason Bank
--------------------------------------------------------------------------------------------------------------

   James J. Consagra, Jr.     40     Executive Vice-President -United;    Executive Vice-President -United;
                                     Executive Vice-President & Chief     Executive Vice-President & Chief
                                     Financial Officer-United Bank        Financial Officer-United Bank;
                                     Virginia                             Treasurer - George Mason
                                                                          Bankshares, Inc.; Executive
                                                                          Vice-President - George Mason Bank
--------------------------------------------------------------------------------------------------------------

   James B. Hayhurst, Jr.     54     Executive Vice-President -United;    Executive Vice-President -United;
                                     Executive Vice-President - UNB       Executive Vice-President - UNB
--------------------------------------------------------------------------------------------------------------

   John Neuner, III           55     Executive Vice-President - United;   Executive Vice-President -United;
                                     Executive Vice-President - UNB       Executive Vice-President - UNB
--------------------------------------------------------------------------------------------------------------

   Joe L. Wilson              53     Executive Vice-President -United;    Executive Vice-President -United;
                                     Executive Vice-President - UNB       Executive Vice-President - UNB
--------------------------------------------------------------------------------------------------------------

   Steven E. Wilson           52     Executive Vice-President, Chief      Executive Vice-President, Chief
                                     Financial Officer, Treasurer &       Financial Officer, Treasurer &
                                     Secretary -United; Executive         Secretary -United; Executive
                                     Vice-President, Chief Financial      Vice-President, Chief Financial
                                     Officer, Treasurer & Secretary -     Officer, Treasurer & Secretary -
                                     UNB                                  UNB
--------------------------------------------------------------------------------------------------------------

Richard M. Adams and Richard M Adams, Jr. are father and son.

--------------------------------------------------------------------------------
     REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
         NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
--------------------------------------------------------------------------------

Nomination of Directors

     Nominations may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:

     Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

Stock Transfers

     United Bankshares, Inc. common stock is listed on NASDAQ, National Association of Securities Dealers Quotation System, National Market System. The quotation symbol is "UBSI".

Independent Auditors

     Ernst & Young LLP, Charleston, West Virginia, has served as the independent auditors for United and its subsidiaries since 1986 and has been selected by the Board of Directors to continue as the independent auditors for United and its subsidiaries for the next fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

Audit Fees

     Fees for the most recent annual audit of United's consolidated financial statements were $196,000.

All Other Fees

     All other fees paid to United's independent auditor, Ernst & Young LLP, aggregated $1,020,650, including audit-related fees of $222,750, information systems design and implementation fees of $60,000 and nonaudit fees of $737,900. Audit-related services generally include audits of the financial statements of pension and other employee benefit plans, audits of the financial statements of certain subsidiary and affiliated entities, internal audit services, and reviews of internal controls not related to the audit of the consolidated financial statements.

Shareholder Proposals for 2002 Annual Meeting

     Presently, the next annual meeting of United shareholders is scheduled for May 20, 2002. Any shareholder proposals to be presented at that 2002 Annual Meeting must be received at the principal office of United no later than December 15, 2001. If the scheduled date for the 2002 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received.

--------------------------------------------------------------------------------
                                   FORM 10-K
--------------------------------------------------------------------------------

     The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company's annual report on Form 10-K for 2000. Requests for copies of such report should be directed to Shareholder Relations, United Bankshares, Inc., P. O. Box 1508, Parkersburg, West Virginia 26102.

________________________________________________________________________________

     Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                                    By Order of the Board of Directors
                                    Richard M. Adams

                                    /s/ Richard M. Adams
                                    Chairman of the Board and
                                    Chief Executive Officer

April 9, 2001

                                                                       Exhibit A

                            Audit Committee Charter


Organization

This Charter governs the operations of the Audit Committee (hereinafter "Committee"). The Committee shall review and reassess the Charter at least annually and obtain the approval of the United Bankshares, Inc. Board of Directors (hereinafter "Board of Directors") prior to amending the Charter. The Committee shall be appointed by the Board of Directors and shall comprise at least four directors, each of whom are independent of management and United Bankshares, Inc (hereinafter the "Company"). Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others related to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matters brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company's independent auditors.

The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of this review.

The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee shall review, with management, and approve the adequacy of the Allowance for Possible Loan Losses on a quarterly basis.

The Committee shall review with management legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

The Committee shall review Internal Audit, Compliance, Loan Review and Quality Control findings on a quarterly basis.

The Committee shall review and approve credit information on major processors on an annual basis.

The Committee shall review and approve the Required Standards of the Trust Department Audits on an annual basis as required by 12-CFR-9.9.

The Committee shall review and approve annually the Internal Audit Program and any deviation to the approved program.

The Committee shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with the Board of Directors.

The Committee shall perform such other functions as assigned by law, the Company's charter or by-laws or the Board of Directors.

                                                                       Exhibit B
                            UNITED BANKSHARES, INC.
                        2001 INCENTIVE STOCK OPTION PLAN

1.  Purposes of the Plan.
    --------------------

The Plan is designed to advance the interests of United Bankshares, Inc. ("United") by assisting in attracting and retaining qualified employees and providing them with increased motivation to exert their best efforts on behalf of the Company. It is further designed as an Incentive Stock Option Plan pursuant to the provisions of Section 422 of the Internal Revenue Code.

2.  Administration.
    --------------

The Plan shall be administered by the Executive Committee of the Board of Directors ("Executive Committee") of the Company. The Executive Committee may select any officer of the Company or of its subsidiaries owning less than 10% of the issued and outstanding stock of the Company (eligible employee) to participate in the Plan and may from time to time grant options to purchase the shares of stock described hereafter in accordance with the terms of this plan. The Executive Committee shall have full power to construe and interpret the Plan and promulgate such regulations with respect to the Plan as it may deem desirable in accordance with applicable law. The terms and conditions of each option may vary from eligible employee to eligible employee.

3.  Stock Subject to Option.
    -----------------------

There shall be allocated to the Plan 2,000,000 authorized and unissued shares of common capital stock of the Company. The Executive Committee will consider for award 400,000 shares of Common Capital Stock in any plan year. Any ungranted options from the prior year(s) will be added to the current year's options for the Executive Committee's consideration for granting the options. The total number of options that may be granted in any one year, with the exception of the first year whereby 400,000 shares will be considered for award, is the current year's allocation plus the cumulative total of all ungranted options of all prior years under the 2001 Plan. If an option granted under the Plan expires or terminates unexercised as to any shares covered thereby, such shares may thereafter be available for the granting of options under the Plan. In the event there is any change in the common stock of the Company resulting from stock splits, stock dividends, exchanges of shares, or otherwise, the number of shares available for option and subject to any option and the price per share of shares subject to option shall be proportionately adjusted.

The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and any subsidiary or parent of the Company) shall not exceed $100,000.00.

The Company, during the term of the options granted pursuant to this Plan, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction, any requisition authority in order to issue and sell the number of shares of its Common Stock sufficient to satisfy the requirements of such options. If in the opinion of its counsel the issue or sale of any shares of its stock pursuant to this Plan will not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

4.  Terms and Conditions of Options.
    -------------------------------

All options granted under this Plan shall be issued upon such terms and conditions as the Executive Committee, in its discretion, may from time to time determine, provided, however, that all options granted shall be subject to the following provisions:

(a) Option Price: The option price per share with respect to each option shall
    ------------
be not less than 100% of the fair market value of the stock on the date the option is granted.

(b) Vesting: Subject to the acceleration of vesting provisions of Section 4(c),
    -------
following, an employee shall be permitted to exercise options granted hereunder in accordance with the following vesting schedule:

                     Years from            Permissible Exercise
                    Grant of Option      Until Expiration of Option
                    ---------------    ------------------------------
                          1                 50% of Option Shares
                          2                 75% of Option Shares
                          3                100% of Option Shares

(c) Change in Control: Not withstanding the vesting schedule of Section 4(b),
    -----------------
above, in the event of a "change in control" as hereafter defined, an employee shall be permitted to exercise all of the options granted beginning on the date of the execution of a binding contract which would result in a "change in control", whether or not the contract is performed, and ending on the effective date of the "change in control", at which time all unexercised options in effect at such time shall terminate. The surviving or resulting corporation or other entity, in its absolute discretion, may grant options to purchase its shares upon such terms and conditions as it desires.

For the purposes of this Plan, a "change in control shall be deemed to have occurred: (i) if any "person" (as such term is used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become the beneficial owner (as such term is used in the Exchange Act), directly or indirectly, of common stock of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities eligible to be voted in an election of directors, unless two-thirds (2/3rds) of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred; (ii) if the individuals who as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by United shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) if there is a change in control of a nature that, in the opinion of counsel for the Company, would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act, unless two-thirds (2/3rds) of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred.

(d) Exercise of Options: An exercise of an option shall be made in a written
    -------------------
notice to the Company of the election and of the number of shares to be purchased. Full payment for shares acquired shall be made in cash at the time that an option, or any part thereof, is exercised. The rights of a record holder of stock with respect to such shares will not accrue until a certificate for the shares is issued.

(e) Term of Option: No option shall be granted for a term of more than ten (10)
    --------------
years from the date the option is granted.

(f) Employment Status of Optionee: Except as hereinafter provided with respect
    -----------------------------
to disability and death, each option, to the extent it shall not have been exercised, shall terminate upon three (3) months after the termination of employment of the optionee. In the event termination of employment is the result of the optionee's permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code, or successor section, each option, to the extent it shall not have been exercised, shall terminate one
(1) year after the termination of employment of the optionee. This limitation is waived entirely for exercises by estates or by persons receiving options because of the death of the optionee. Provided, however, that nothing in this paragraph shall operate to extend the term of the option beyond the term stated in the agreement granting the option. If any unexercised option terminates for any reason, the shares covered thereby may be optioned to other eligible employees.

(g) Options Nonassignable and Nontransferable: Each option, and all rights
    -----------------------------------------
thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. With the exception hereafter noted for disability, during an optionee's lifetime, an option may only be exercised by the optionee. If an optionee suffers total and permanent disability, an option may be exercised by the optionee, if capable, or by the optionee's committee, guardian, attorney-in-fact or other authorized person or entity. After the death of an optionee, an option may be exercised by his or her personal representative, devisee or heir, as the case may be.

(h) Order of Exercise: Any option granted pursuant to this Plan may be exercised
    -----------------
in any order, at the discretion of the optionee.

(i) Grant of Non-Statutory Stock Options: An option granted pursuant to this
    ------------------------------------
Plan may be a non-statutory stock option notwithstanding that it may satisfy all of the terms and conditions of this Section 4, subsections (a) through (h), above. In such case, the Option Agreement entered into by and between the Company and the optionee shall express that the option granted is a non-statutory stock option.

5. Rights of Shareholders.
   ----------------------

No optionee shall have rights as a shareholder as to shares covered by an option until the date a stock certificate is issued to such individual for the shares.

6. Effective Date of Plan:
   ----------------------

The Plan shall become effective upon approval of the Board of Directors, but shall be rendered ineffective unless approved by the shareholders owning a majority of the stock of the Company within twelve (12) months after it is adopted by the Board of Directors.

7. Amendment of Plan.
   -----------------

The Board of Directors may at any time terminate or from time to time amend the Plan and the terms and conditions of any options not theretofore issued; and may, with the consent of the affected holder of an option, withdraw or from time to time amend the Plan and the terms and conditions of any options which theretofore have been granted.

However, the Board of Directors may not, without the approval of the shareholders, amend or alter the Plan to increase the maximum number of shares as to which options may be granted under the Plan or change the class of eligible employees.

8. Termination of Plan.
   -------------------

The Plan shall terminate five (5) years from its effective date, or if earlier, five (5) years from the date of its adoption, but the termination shall not affect option rights granted before the date of termination.

                            UNITED BANKSHARES, INC.
                  PROXY FOR 2001 ANNUAL SHAREHOLDERS' MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and Steven E. Wilson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned's name on its books on April 2, 2001, at the 2001 Annual Meeting of Shareholders to be held at The Blennerhassett Hotel, Fourth and Market Streets, Parkersburg, West Virginia, on May 21, 2001 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 9, 2001, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote "FOR" the propositions listed below unless otherwise indicated. The Board of Directors recommends a vote "FOR" the proposals below. If any matter shall properly come before the meeting, or any adjournments thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

 Continued, and to be marked, dated and signed, on the other side. All joint owners must sign.

                         .   FOLD AND DETACH HERE   .


                                [LOGO OF UBSI]


                                Annual Meeting
                                      of
                            United Bankshares, Inc.
                       Monday, May 21, 2001 at 4:00 p.m.


                           The Blennerhassett Hotel,
                          Fourth and Market Streets,
                                Parkersburg, WV

                                                              Please mark [X]
                                                              your votes as
                                                               indicated in
                                                               this example

The Board of Directors recommends a vote FOR the following seventeen nominees:

1. Election of Directors.
                                                      Richard M. Adams             Theodore J. Georgelas   William C. Pitt, III
   FOR all nominees        WITHHOLD                   Robert G. Astorg             F.T. Graff, Jr.         I.N. Smith, Jr.
   listed at right         AUTHORITY                  Thomas J. Blair, III         Alan E. Groover         Warren A. Thornhill, III
   (except as marked      to vote for all nominees    Harry L. Buch                Russell L. Isaacs       P. Clinton Winter, Jr.
   to the contrary)       listed  at right            W. Gaston Caperton, III      John M. McMahon         James W. Word, Jr.
        [_]                    [_]                    H. Smoot Fahlgren            G. Ogden Nutting

                                                    If you wish to withhold your vote for any of the above nominees, so indicate by striking the name of the nominee.

2. Approval of proposed incentive stock             3. To transact other business that may
   option plan.                                        properly come before the meeting.

     FOR       AGAINST        ABSTAIN                     FOR      AGAINST      ABSTAIN
     [_]         [_]            [_]                       [_]        [_]          [_]      THIS PROXY WHEN PROPERLY EXECUTED WILL
                                                                                           BE VOTED IN THE MANNER DIRECTED HEREIN BY
                                                                                           THE UNDERSIGNED SHAREHOLDER. IF NO
                                                                                           DIRECTION IS MADE, THIS PROXY WILL BE
                                                                                           VOTED FOR PROPOSAL 1, 2 AND 3.

                                                                                           Dated _____________________________, 2001

                                                                                           _________________________________________

                                                                                           By: _____________________________________
                                                                                                      (Signature or Signatures)
                                                                                           When signing as attorney, executor,
                                                                                           administrator, trustee or guardian,
                                                                                           please give full title. If more than one
                                                                                           trustee, all should sign.

                                                                                           PLEASE SIGN, DATE AND PROMPTLY RETURN
                                                                                           THIS IN THE ENCLOSED ENVELOPE


                                                 .     FOLD AND DETACH HERE    .

                         =================================================================================

                                                      Your Vote is IMPORTANT


                                             Please complete, date and sign the above
                                                 proxy card and return it promptly
                                                   in the accompanying envelope.

                         =================================================================================


                                                 [LOGO OF UNITED BANKSHARES, INC.]
                                              THE CHALLENGE TO BE THE BEST NEVER ENDS